Exhibit 99.1
For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650-653-4441 Office
todd@blueshirtgroup.com	650-464-8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com
RightNow Technologies Announces
Fourth Quarter and Full Year 2009 Financial Results
Company Reports 2009 Revenue of $152.7 Million and Net Income of $5.9 Million.
BOZEMAN, Mont. (February 3, 2010) — RightNow® Technologies, Inc. (NASDAQ: RNOW) today announced results for the fourth quarter and year ended December 31, 2009. Total revenue in the fourth quarter of 2009 was $41.6 million, compared to $36.1 million in the fourth quarter of 2008. Recurring revenue in the fourth quarter of 2009 increased 22% to $32.2 million from $26.5 million in the fourth quarter of 2008. Net income in the fourth quarter of 2009 was $2.6 million, or $0.08 per share, compared to net income of $692,000, or $0.02 per share, in the fourth quarter of 2008. Non-GAAP net income in the fourth quarter of 2009, which excludes stock-based compensation charges of $1.7 million, and a non-recurring litigation settlement gain of $1.0 million, was $3.3 million, or $0.10 per share, compared to non-GAAP net income of $2.0 million, or $0.06 per share, in the fourth quarter of 2008.
Revenue for the year ended December 31, 2009 was $152.7 million, compared to $140.4 million for the year ended December 31, 2008, reflecting 9% growth in revenue. Recurring revenue in the year ended December 31, 2009 increased 13% to $115.3 million from $102.3 million in the year ended December 31, 2008. Net income for the twelve months ended December 31, 2009 was $5.9 million, or $0.18 per share, compared to a net loss of $(7.3) million, or $(0.22) per share, for the comparable period in 2008. Non-GAAP net income for the twelve months ended December 31, 2009, which excludes stock-based compensation charges of $7.8 million, and a non-recurring litigation settlement gain of $1.0 million, was $12.7 million, or $0.39 per share, compared to non-GAAP net loss of $(1.3) million, or $(0.04) per share, for the comparable period in 2008.
New, renewed and expanded customer relationships during the fourth quarter of 2009 included Alltel, 3M, eHarmony, Jacuzzi Brands, MySpace, Rakuten, Social Security Administration, U.S. Government Printing Office, theTrainline.com, and Virgin Atlantic Airways.
“2009 was a year of strong product innovation and financial results for RightNow,” stated Greg Gianforte, CEO and Founder. “We head into 2010 with confidence driven by the launch of RightNow CX, the customer experience suite, which we believe uniquely addresses the three primary customer engagement points — web, contact center, and social. With a track record of success in helping our clients deliver exceptional customer experiences, we believe we have substantial opportunity to create new relationships and expand our solution footprint with our existing customers.”
“Once again, we are pleased to report revenue and earnings above guidance as a result of recurring revenue growth,” said Jeff Davison, CFO. “During the fourth quarter recurring revenue grew $5.7 million, or 22% over the fourth quarter of 2008, and grew 8% sequentially over the third quarter of 2009. We are also pleased to deliver operating margin improvement of 1,000 basis points over 2008, and non-GAAP 2009 earnings per share of $0.39, which was above our guidance.”

Guidance
•	For the full year 2010, the Company expects revenue in the range of approximately $175 to $180 million, with recurring revenue growth expected to be approximately 20%.

•	For the full year 2010, the Company expects income from operations in the range of approximately $6.5 to $9.5 million. Non-GAAP income from operations, which excludes stock-based compensation, is expected to be in the range of approximately $15 to $18 million.

•	Interest and other income, net for the full year 2010 is expected to be approximately $1 million.

•	The Company expects that its full year 2010 effective tax rate will increase to approximately 38% to 40%, or approximately $2.8 to $4.3 million. The increase in tax rate guidance is a direct result of the Company’s 2009 financial performance and earnings expectations for 2010. Not reflected in the guidance, is the possibility that during 2010 the Company may recognize a tax benefit as a result of the removal of some or all of the valuation allowance on its deferred tax assets dependent on the Company’s financial performance within 2010.

•	Net income per share for the full year 2010 is expected to be in the range of approximately $0.14 to $0.20. Non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of approximately $0.39 to $0.45.

•	For the first quarter of 2010, revenue is expected to be in the range of approximately $42 to $42.5 million. First quarter net income per share is expected to be in the range of approximately $0.00 to $0.02. First quarter non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of approximately $0.06 to $0.08.
Quarterly Conference Call
RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.) To access the call, please dial (888) 500-6973, or outside the U.S. (719) 325-2370, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Investor Webcasts menu. An audio replay will be available between 5:30 p.m. MT February 3, 2010 and 9:59 p.m. MT February 17, 2010 by calling (888) 203-1112 or (719) 457-0820, with passcode 2157034. The replay will also be available on our website at http://investor.rightnow.com.
About RightNow Technologies
RightNow is helping rid the world of bad experiences one consumer interaction at a time, seven million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than eight billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.
RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets; the success of our efforts to integrate HiveLive’s people and processes, following our recent acquisition of that company; the risk of asset impairment associated with the acquisition of HiveLive; the gain or loss of key customers; competitive pressures; our ability to expand or contract operations and to grow profitability; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; and our ability to expand, retain and motivate our employees. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
FRNOW

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)

	December 31,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$41,546	$51,405
Short-term investments	54,977	34,412
Accounts receivable	31,850	36,770
Term receivables, current	2,417	5,752
Allowance for doubtful accounts	(1,914)	(2,277)

Net receivables	32,353	40,245
Deferred commissions	6,394	5,381
Prepaid and other current assets	2,434	2,150

Total current assets	137,704	133,593

Long-term investments	—	4,963
Property and equipment, net	10,122	10,141
Term receivables, non-current	1,105	3,547
Intangible assets, net	11,141	6,399
Deferred commissions, non-current	3,461	2,840
Other	902	854

Total Assets	$164,435	$162,337

Liabilities and Stockholders’ Equity
Accounts payable	$5,427	$5,058
Commissions and bonuses payable	6,271	5,665
Other accrued liabilities	11,146	11,165
Current portion of long-term debt	22	46
Current portion of deferred revenue	74,446	77,584

Total current liabilities	97,312	99,518

Long-term debt, less current portion	—	22
Deferred revenue, net of current portion	26,881	35,614

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	112,439	102,662
Treasury stock, at cost	(15,007)	(13,209)
Accumulated other comprehensive income	1,125	1,916
Accumulated deficit	(58,349)	(64,220)

Total stockholders’ equity	40,242	27,183

Total Liabilities and Stockholders’ Equity	$164,435	$162,337

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Software, hosting and support	$32,172	$26,491	$115,395	$102,576
Professional services	9,407	9,588	37,292	37,859

Total revenue	41,579	36,079	152,687	140,435

Cost of revenue:
Software, hosting and support	5,813	5,014	20,948	20,397
Professional services	6,891	7,212	26,610	30,440

Total cost of revenue	12,704	12,226	47,558	50,837

Gross profit	28,875	23,853	105,129	89,598

Operating expenses:
Sales and marketing	17,705	16,294	64,751	67,628
Research and development	5,314	4,628	20,221	18,292
General and administrative	4,130	2,994	15,801	13,615

Total operating expenses	27,149	23,916	100,773	99,535

Income (loss) from operations	1,726	(63)	4,356	(9,937)

Interest and other income, net	1,000	687	2,094	2,696

Income (loss) before income taxes	2,726	624	6,450	(7,241)
Benefit (provision) for income taxes	(119)	68	(579)	(42)

Net income (loss)	$2,607	$692	$5,871	$(7,283)

Net income (loss) per share:
Basic	$0.08	$0.02	$0.18	$(0.22)
Diluted	$0.08	$0.02	$0.18	$(0.22)

Shares used in the computation:
Basic	31,815	32,692	31,752	33,362
Diluted	33,047	33,204	32,336	33,362

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$102	$80	$460	$323
Cost of professional services	132	162	612	638
Sales and marketing	694	583	3,029	2,454
Research and development	254	240	1,178	969
General and administrative	500	265	2,507	1,641

Total stock-based compensation	$1,682	$1,330	$7,786	$6,025

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating activities:
Net income (loss)	$2,607	$692	$5,871	$(7,283)
Non-cash adjustments:
Depreciation and amortization	2,081	1,905	7,491	7,771
Stock-based compensation	1,682	1,330	7,786	6,025
Provision for losses on accounts receivable	40	33	157	212
Changes in operating accounts:
Receivables	524	(7,878)	11,255	4,774
Prepaid expenses	526	553	(209)	(101)
Deferred commissions	(1,140)	(1,453)	(1,282)	(3,623)
Accounts payable	805	(166)	238	895
Commissions and bonuses payable	1,392	1,545	451	930
Other accrued liabilities	(839)	(554)	(424)	462
Deferred revenue	(2,880)	7,168	(14,916)	4,169
Other	(576)	635	(321)	493

Cash provided by operating activities	4,222	3,810	16,097	14,724

Investing activities:
Net change in short-term investments	5,558	12,435	(15,833)	13,431
Acquisition of property and equipment	(1,918)	(1,427)	(5,591)	(5,771)
Intangible asset additions	(410)	—	(654)	—
Business acquisitions	—	—	(5,906)	—
Other	6	4	14	(21)

Cash provided (used) by investing activities	3,236	11,012	(27,970)	7,639

Financing activities:
Proceeds from issuance of common stock	1,352	130	1,748	1,396
Excess tax benefit of stock options exercised	11	(135)	243	(135)
Common stock repurchased	—	(13,209)	(1,798)	(13,209)
Payments on long-term debt	(12)	(10)	(46)	(43)

Cash provided (used) by financing activities	1,351	(13,224)	147	(11,991)

Effect of foreign exchange rates on cash and cash equivalents	349	(1,338)	1,867	(2,648)

Increase (decrease) in cash and cash equivalents	9,158	260	(9,859)	7,724

Cash and cash equivalents at beginning of period	32,388	51,145	51,405	43,681

Cash and cash equivalents at end of period	$41,546	$51,405	$41,546	$51,405

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
(Amounts in thousands, except per share amounts) (Unaudited)
Earnings Per Share Reconciliation

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss) as reported	$2,607	$692	$5,871	$(7,283)
Add stock-based compensation	1,682	1,330	7,786	6,025
Less non-recurring litigation settlement gain	(1,000)	—	(1,000)	—

Net income (loss) Non-GAAP	$3,289	$2,022	$12,657	$(1,258)

Net income (loss) per share, as reported (basic and diluted)	$0.08	$0.02	$0.18	$(0.22)
Net income (loss) per share, Non-GAAP (basic)	$0.10	$0.06	$0.40	$(0.04)
Net income (loss) per share, Non-GAAP (diluted)	$0.10	$0.06	$0.39	$(0.04)

Shares outstanding (basic), as reported	31,815	32,692	31,752	33,362
Shares outstanding (diluted), as reported	33,047	33,204	32,336	33,362
Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
First Quarter ending March 31, 2010
Net income	$50	$650	$1,950	[a]	$2,000	$2,600
Net income (loss) per share	$0.00	$0.02			$0.06	$0.08
Shares (diluted)	33,800	33,800			33,800	33,800

Year ending December 31, 2010
Income from operations	$6,500	$9,500	$8,500	[a]	$15,000	$18,000
Net income	$4,600	$6,900	8,500	[a]	$13,100	$15,400
Net income per share	$0.14	$0.20			$0.39	$0.45
Shares (diluted)	34,000	34,000			34,000	34,000

Note:	For further details related to forward-looking guidance please refer to the Guidance section provided earlier in this release.

[a]	Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification, Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.
About Non-GAAP Financial Measures
Non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for income from operations, net income (loss) and net income (loss) per share or any other performance measure determined in accordance with GAAP. We present non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.
Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

During the fourth quarter of 2009, KANA Software, Inc. (KANA) paid us $1,000,000 pursuant to the terms of a General Release and Settlement Agreement. We recorded this as a non-recurring gain in other income. Management believes this is a non-recurring item that is not indicative of our ongoing operations. For further discussion related to the settlement please refer to our Form 10-Q filed on November 6, 2009 and our upcoming Form 10-K for 2009.
In calculating non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, management excludes stock-based compensation expenses and has excluded the KANA settlement gain to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses and gain are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.
Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP income from operations, net income (loss) and net income (loss) per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results. Also, management excluded the KANA settlement gain because it is non-recurring and therefore is not helpful when comparing with our historical, current, or future operating performance.
Calculating non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP income from operations, GAAP net income (loss) and GAAP net income (loss) per share. In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:
•	Other companies inside and outside of our industry may calculate non-GAAP net income (loss) and net income (loss) per share differently than we do, limiting their usefulness as a comparative tool; and

•	The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.
In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP income from operations, net income (loss) and net income (loss) per share. For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.
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